Exhibit 1.01

Conflict Minerals Report of STMicroelectronics N.V.
in accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 and guidance in relation thereto promulgated by the Securities and Exchange Commission (the “SEC”) (collectively, the “Rule”).

In this Report, references to “ST”, “we”, “us” and “Company” are to STMicroelectronics N.V. together with its consolidated subsidiaries.  Furthermore, the SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten; we therefore ascribe the same meaning to the term “conflict minerals” throughout this Report. The content of any website referenced in this Report is included for general information only and is not incorporated by reference in this Report.

In accordance with the Rule, this Report is available on our website at the following address:  http://investors.st.com.

1.	Company Overview

Business and products

We are a global leader in the semiconductor market, serving a broad range of customers across different areas.  Our products are used in a wide variety of applications, which address four end markets: automotive, industrial, personal electronics and communications equipment, computers and peripherals.

Our main categories of products1 are as follows:

•	Automotive and Discrete Group (ADG), comprised of dedicated automotive ICs (both digital and analog), and discrete and power transistor products for all market segments.

•
Analog, MEMS and Sensors Group (AMS), comprised of low-power high-end analog ICs (both custom and general purpose) for all markets, smart power products for Industrial, Computer and personal electronics markets, Touch Screen Controllers, Low Power Connectivity solutions (both wireline and wireless) for IoT, power conversion products, metering solutions for Smart Grid, specialized imaging sensors and modules, and all MEMS products for sensors or Actuators.

•
Microcontrollers and Digital ICs Group (MDG), comprised of general purpose and secure microcontrollers, EEPROM memories, Digital ASICs, Aerospace & Defense products including components for microwave and millimeter wave.

A more detailed discussion of our product categories and the products relating to each category is contained in our Annual Report on Form 20-F in relation to the 2018 calendar year which was filed with the SEC on February 28, 2019.

1 We derive less than 0.09% of our total annual revenue from sales of promotional evaluation and development boards assembled by third party subcontractors, which represent prototypical system-level applications that include our integrated circuit products as well as components originating from third parties. These boards are useful to demonstrate the features and functionality of our semiconductor products and assist our customers in transitioning from initial prototype designs to final production releases. References herein to our “products” are to our integrated circuit products (excluding such boards) representing 99.91% or more of our total annual revenue.

Manufacturing processes

The manufacture of semiconductor products requires, among other things, the mastery of the properties of conductivity, isolation and/or amplification. The manufacturing of an integrated circuit can be divided into two phases. The first, wafer fabrication, is the extremely sophisticated and intricate process of manufacturing the silicon chip. The second, assembly, is the highly precise and automated process of packaging the die. Those two phases are commonly known respectively as “Front-End” and “Back-End”.

The manufacturing process of semiconductor products requires various materials, gases and chemicals. We have identified tin, tantalum, tungsten and gold (collectively, “3TG”) as being among the materials necessary to the functionality or production of certain of our products manufactured during the 2018 calendar year.

Supply chain

We are not engaged in the mining and trade of minerals, nor in any refining or smelting activities. We purchase materials, commodities, chemicals and gases which potentially contain a conflict mineral as part of their composition. In general, we do not conduct business directly with smelters and refiners.

Because of our large size, the complexity of our products, and the depth, breadth, and constant evolution of our global supply chain, it is difficult and resource-intensive to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described in section 2 below.

Conflict minerals policy

ST began to address the conflict minerals issue as early as 2007 by requiring our tantalum suppliers to confirm they were not sourcing metals from conflict areas. We are a member of the Responsible Business Alliance (the “RBA”), have adopted the RBA’s Code of Conduct and participate in the Responsible Minerals Initiative (the “RMI”), which is a program run jointly by the RBA and the Global e-Sustainability Initiative (the “GeSI”). We require all our suppliers and subcontractors to provide evidence that they are not sourcing 3TG through any channels that fund armed groups in the Democratic Republic of the Congo (DRC) or an adjoining country (collectively, the “Covered Countries”).

Additional information on our Policy Statement on Conflict Minerals and Responsible Minerals Sourcing (our “Policy Statement”) is available at: www.st.com/conflict-free_minerals. In addition, the respective websites of the RBA, the RMI and the GeSI are available at http://www.responsiblebusiness.org/, http://www.responsiblemineralsinitiative.org/ and http://gesi.org/.

2.	Due Diligence Process

Design of due diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”) and the related Supplements for tin, tantalum, tungsten and gold, as well as related RBA recommendations. The OECD is an international organization that is endorsed by the United Nations and currently offers the only recognized framework available for such use.

Management system

In addition to implementing our Policy Statement as outlined above, evidencing our top management’s commitment to the issue, we have implemented our conflict minerals management system in alignment with the OECD Guidance. We have established roles and duties within the Company’s relevant internal organizations involved in the program. The roles and duties established for several key internal organizations are outlined below.

Our Corporate Quality and Social Responsibility organizations are responsible for the following:

•	proactively working with our customers to define the scope and form of our conflict minerals disclosures;
•
defining the strategy and annual objectives related to the implementation of the conflict minerals programs within the Company and the coordination thereof with the appropriate internal organizations responsible for sourcing and purchasing materials and subcontracted services and products (including our Global Procurement Organization);

•
establishing the appropriate internal and external communication content on these programs through the relevant and necessary media and according to our internal processes, including, without limitation, our Policy Statement and dedicated content in our annual Sustainability Report, both of which are made available on our website; and

•	reviewing and updating our conflict minerals management procedures on a regular basis.

Our Global Procurement Organization helps to implement our conflict minerals program by supporting the communication of Company requirements to our suppliers and monitoring our suppliers’ engagement and progress in relation to our conflict minerals program.

Our Global Outsourcing Business Management group helps to implement our conflict minerals program by supporting the communication of Company requirements to Back-End subcontractors and monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

Our Wafer Foundry group supports our conflict minerals program by communicating our requirements to wafer foundries and by monitoring our suppliers’ engagement and progress in relation to our conflict minerals program.

In addition, our conflict minerals program is included as part of our sustainability and quality strategies and is highlighted as a key objective for each of our relevant internal organizations, in addition to the key internal groups discussed above, as applicable within the scope of their respective activities. A working group with representatives from the principal organizations involved regularly reviews the progress of our conflict minerals program implementation. Based on need as appropriate for the situation, such working group implements the appropriate risk mitigation measures.

Industry-wide initiatives

As we are a participating member of the RBA, we employ due diligence methodologies defined by a joint working group comprised of RBA and GeSI representatives. Tools available for participants in the RBA include a template known as the Conflict Minerals Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free sourcing policy, engagement with its direct suppliers, and a listing of the smelters a company and its suppliers use. In addition, the CMRT contains questions about the origin of conflict minerals included in a company’s products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are also available. The CMRT is used by many companies in their due diligence processes related to conflict minerals.

In addition, the RBA and GeSI developed in 2010 the RMI, which is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources. In 2012, the RMI, the London Bullion Market Association (“LBMA”) and Responsible Jewelry Council (“RJC”) announced their mutual cross-recognition of gold refiner audits. All three programs focus on independent third party audits of refiners’ due diligence in conformity with the OECD Guidance, which recognizes refiners as a key “choke point” in the gold supply chain.

We, along with other leading participants in the electronics industry, rely on the RMI’s Responsible Minerals Assurance Process (“RMAP”) or an equivalent industry-wide program for audits of smelters and/or refiners. Further details on this program are available on the RMI’s website at the address referenced above.

Methodology

The Company undertook due diligence on the source and chain of custody of its necessary conflict minerals. Our due diligence measures consisted of:

•	conducting a supply-chain survey with direct suppliers and subcontractors using the CMRT to identify the smelters and refiners which contribute refined conflict minerals to our products; and
•
comparing the smelters and refiners identified by direct suppliers and subcontractors via the supply-chain survey against the list of smelter facilities which have received a “conformant” validation by the RMAP.

We conducted an inquiry, using the CMRT, with all of the suppliers and subcontractors which we identified within our supply chain. All such suppliers and subcontractors responded to our due diligence inquiry.

We reviewed the responses received against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT.

CMRT inquiry responses

We rely on the good faith efforts of our suppliers and subcontractors to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. As a result of our inquiry via the CMRT, our suppliers and subcontractors reported to us a total of 253 smelters as sources of 3TG during the 2018 calendar year, two of which we had discontinued as sources as of December 31, 2018, as reflected in the table below. The table below indicates the percentage of reported smelters sourcing each metal which were RMAP conformant as of December 31, 2018.  Information relating to RMAP conformant smelters is extracted from the RBA database. The information presented in the below table represents the state of affairs as of December 31, 2018, but should not be interpreted as necessarily having applied consistently throughout the entire 2018 calendar year. Although we have received, and regularly continue to receive, updates to the RMAP conformance information presented in this table, we have presented it as of December 31, 2018.

Metal	Gold	Tantalum	Tin	Tungsten
Total number of smelters declared during 2018 calendar year which remained as sources of 3TG as of December 31, 2018	99	39	73	40
Percentage of above smelters which were RMAP conformant as of December 31, 2018	100%	100%	100%	100%

Analysis of our products in light of due diligence results

From the figures in the above table, we can conclude that 100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2018 were validated by the RMAP as being conformant as of December 31, 2018. We have included in Table 1 on Appendix I to this Report a list of these processing facilities as well as their identification number as used by the RMAP.

Two of the 253 smelters declared to us by our suppliers and subcontractors were RMAP conformant at some point during calendar year 2018 but no longer qualified as such as of December 31, 2018 and were therefore removed from our authorized sources of 3TG as of such date. We are not in a position to know whether a certain 3TG material which was used in the manufacture of a product during 2018 originated with one of such smelters before or after it lost its status as RMAP conformant. We have identified these smelters and the month during which we were notified of their removal from the RMAP conformance list in Table 2 on Appendix I to this Report.

3.	Further Risk Mitigation

Discussion is included below as to certain efforts we are making, and will continue to make, to further mitigate the risk that our necessary conflict minerals do not benefit armed groups, including steps we are taking to improve our due diligence.

Mitigating the effects of multi-sourcing

Certain of the challenges we encountered in our due diligence were a result of multi-sourcing. We conduct business with a large number of suppliers in obtaining the materials required for our products, in an effort to ensure continuity in our supply chain. Those suppliers, in turn, work with a large number of smelters and refiners to source materials (including conflict minerals) which ultimately are contained in our products. As a consequence, each of our material parts is linked to several suppliers and, consequently, to several smelters, each with a potentially differing conflict mineral status.

Our suppliers also service other semiconductor manufacturers and other electronics industry participants whose supply needs may or may not coincide with ours. Accordingly, the total number of smelters from which our suppliers source materials may exceed the number of such smelters whose conflict minerals are ultimately contained in our products.

Currently, the representations included within the responses to our CMRT inquiries which we receive from our suppliers and subcontractors cover all smelters providing materials to them, and do not necessarily correlate solely to the smelters whose minerals are contained only in our products (and not in those of other customers of such suppliers and subcontractors without also being contained in our products). This adds further complexity to linking the conflict minerals used in a particular product category to a specific source of origin, as the list of all potential smelters provided by our suppliers may be broader than the list of only those smelters from which our suppliers source conflict minerals for use in our product categories (and may include smelters sourcing conflict minerals for end use by other customers of such suppliers and not us).

A result of this complexity is that we are forced to include all smelters providing materials to our suppliers and subcontractors when performing our due diligence on the origin of the conflict minerals contained in our products, as our suppliers and subcontractors do not always provide us with a list that excludes the smelters whose conflict minerals are not contained in our products.

One method in which we expect to improve our due diligence is to continue to work with our suppliers and subcontractors with a view to obtaining certifications which are better tailored only to our end products, as opposed to blanket company-wide certifications from each supplier or subcontractor. For example, the CMRT contains a reporting category in which reporting parties can more specifically link a particular smelter to a particular product, which we will encourage our suppliers and subcontractors to complete. During the 2018 calendar year, we made progress with certain of our suppliers in obtaining more specific disclosures which are more closely aligned with our actual sourcing of materials. As a result of this effort, we may be able to eliminate in the future certain smelters from the list of potential smelters from which the conflict minerals contained in our products may originate. As referenced above, during 2018 we discontinued sourcing of materials from two gold smelters in a continuing effort to depart from non-RMAP conformant smelters within our supply chain. Such two smelters are identified in Table 2 of Appendix 1 to this Report.

Additional initiatives

We do not directly conduct business with most of the smelters from which the conflict minerals in our products originate.  We have, however, conducted our own investigative research with respect to certain smelters, which is aimed at supplementing information available to us through the RMAP. We also have maintained direct contact with certain smelters which previously did not participate in the RMAP conformant smelters program, and we have succeeded in influencing them to seek full RMAP conformant smelters validation. We expect our continuing efforts to focus on increasing and/or maintaining our suppliers’ and subcontractors’ compliance with the RMAP conformant smelters program as it applies to the smelters and refiners from which such suppliers and subcontractors source conflict minerals which may ultimately be contained in our products.

A significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 14(d) of the Securities Exchange Act of 1934, and is therefore not concerned by reporting obligations pursuant to the Rule. Accordingly, the influence that we are able to exert on our supply chain is due in large part to market forces created as a result of a cumulative effort by us and other participants in the electronics industry to ensure compliance with the RMAP conformant smelters program by their lower tier providers. In general, we intend to continue to request that our suppliers and subcontractors not source materials for us from any smelters which have not been validated by the RMAP conformant smelters program (and to discontinue sourcing from any smelters which fail to maintain their RMAP conformant smelters validation status).

Cautionary Note Regarding Forward‑Looking Statements

Some of the statements contained in this Report that are not historical facts are statements of future expectations and other forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended) that are based on management’s current views and assumptions, and are conditioned upon and also involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially and adversely from those anticipated by such forward-looking statements. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes”, “expects”, “may”, “are expected to”, “should”, “would be”, “seeks” or “anticipates” or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Report as anticipated, believed or expected. We do not intend, and do not assume any obligation, to update any information or forward-looking statements set forth in this Report to reflect subsequent events or circumstances.

Appendix I

Lists of Processing Facilities

Table 1: Processing facilities reported in our supply chain in relation to calendar year 2018 which were validated by the RMAP conformant smelters program as of December 31, 2018

Smelter Identification	Metal	Smelter Name
Gold	CID000015	Advanced Chemical Company
Gold	CID000019	Aida Chemical Industries Co., Ltd.
Gold	CID002560	Al Etihad Gold LLC
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	CID000058	AngloGold Ashanti Mineração Ltda
Gold	CID000077	Argor-Heraeus S.A.
Gold	CID000082	Asahi Pretec Corp.
Gold	CID000924	Asahi Refining Canada Ltd.
Gold	CID000920	Asahi Refining USA Inc.
Gold	CID000090	Asaka Riken Co., Ltd.
Gold	CID002850	AU Traders and Refiners
Gold	CID000113	Aurubis AG
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	CID000157	Boliden AB
Gold	CID000176	C. Hafner GmbH + Co. KG
Gold	CID000185	CCR Refinery - Glencore Canada Corporation
Gold	CID000189	Cendres + Metaux S.A.
Gold	CID000233	Chimet S.p.A.
Gold	CID000328	Daejin Indus Co., Ltd.
Gold	CID000362	DODUCO Contacts and Refining GmbH
Gold	CID000401	Dowa
Gold	CID000359	DSC (Do Sung Corporation)
Gold	CID000425	Eco-System Recycling Co., Ltd.
Gold	CID002561	Emirates Gold DMCC
Gold	CID002459	Geib Refining Corporation
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	CID000689	HeeSung Metal Ltd.
Gold	CID000694	Heimerle + Meule GmbH
Gold	CID000707	Heraeus Metals Hong Kong Ltd.
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.
Gold	CID000814	Istanbul Gold Refinery
Gold	CID002765	Italpreziosi
Gold	CID000823	Japan Mint
Gold	CID000855	Jiangxi Copper Co., Ltd.
Gold	CID000929	JSC Uralelectromed
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
Gold	CID000957	Kazzinc
Gold	CID000969	Kennecott Utah Copper LLC
Gold	CID000981	Kojima Chemicals Co., Ltd.
Gold	CID002605	Korea Zinc Co., Ltd.
Gold	CID001029	Kyrgyzaltyn JSC

Gold	CID001078	LS-NIKKO Copper Inc.
Gold	CID002606	Marsam Metals
Gold	CID001113	Materion
Gold	CID001119	Matsuda Sangyo Co., Ltd.
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.
Gold	CID001153	Metalor Technologies S.A.
Gold	CID001157	Metalor USA Refining Corporation
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	CID001188	Mitsubishi Materials Corporation
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.
Gold	CID001204	Moscow Special Alloys Processing Plant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	CID001259	Nihon Material Co., Ltd.
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	CID000493	OJSC Novosibirsk Refinery
Gold	CID001352	PAMP S.A.
Gold	CID002919	Planta Recuperadora de Metales SpA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals
Gold	CID001397	PT Aneka Tambang (Persero) Tbk
Gold	CID001498	PX Precinox S.A.
Gold	CID001512	Rand Refinery (Pty) Ltd.
Gold	CID002510	Republic Metals Corporation
Gold	CID001534	Royal Canadian Mint
Gold	CID002761	SAAMP
Gold	CID002973	Safimet S.p.A
Gold	CID001555	Samduck Precious Metals
Gold	CID002777	SAXONIA Edelmetalle GmbH
Gold	CID001585	SEMPSA Joyeria Plateria S.A.
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.
Gold	CID002516	Singway Technology Co., Ltd.
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	CID001761	Solar Applied Materials Technology Corp.
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.
Gold	CID002918	SungEel HiMetal Co., Ltd.
Gold	CID002580	T.C.A S.p.A
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	CID001938	Tokuriki Honten Co., Ltd.
Gold	CID001955	Torecom
Gold	CID001977	Umicore Brasil Ltda.
Gold	CID002314	Umicore Precious Metals Thailand
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining
Gold	CID001993	United Precious Metal Refining, Inc.
Gold	CID002003	Valcambi S.A.
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)
Gold	CID002778	WIELAND Edelmetalle GmbH
Gold	CID002100	Yamakin Co., Ltd.
Gold	CID002129	Yokohama Metal Co., Ltd.
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	CID000092	Asaka Riken Co., Ltd.

Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CID002504	D Block Metals, LLC
Tantalum	CID000456	Exotech Inc.
Tantalum	CID000460	F&X Electro-Materials Ltd.
Tantalum	CID002505	FIR Metals & Resource Ltd.
Tantalum	CID002558	Global Advanced Metals Aizu
Tantalum	CID002557	Global Advanced Metals Boyertown
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	CID002544	H.C. Starck Co., Ltd.
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH
Tantalum	CID002548	H.C. Starck Inc.
Tantalum	CID002549	H.C. Starck Ltd.
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	CID002842	Jiangxi Tuohong New Raw Material
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	CID002539	KEMET Blue Metals
Tantalum	CID002568	KEMET Blue Powder
Tantalum	CID001076	LSM Brasil S.A.
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.
Tantalum	CID001175	Mineracao Taboca S.A.
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	CID001200	NPM Silmet AS
Tantalum	CID001508	QuantumClean
Tantalum	CID002707	Resind Industria e Comercio Ltda.
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	CID001769	Solikamsk Magnesium Works OAO
Tantalum	CID001869	Taki Chemical Co., Ltd.
Tantalum	CID001891	Telex Metals
Tantalum	CID001969	Ulba Metallurgical Plant JSC
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.
Tin	CID000292	Alpha
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	CID001070	China Tin Group Co., Ltd.
Tin	CID002570	CV Ayi Jaya
Tin	CID002592	CV Dua Sekawan
Tin	CID000306	CV Gita Pesona
Tin	CID002593	CV Tiga Sekawan
Tin	CID000315	CV United Smelting
Tin	CID002455	CV Venus Inti Perkasa
Tin	CID000402	Dowa
Tin	CID000438	EM Vinto
Tin	CID000468	Fenix Metals
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant
Tin	CID002859	Gejiu Jinye Mineral Company
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.

Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.
Tin	CID001105	Malaysia Smelting Corporation (MSC)
Tin	CID002500	Melt Metais e Ligas S.A.
Tin	CID001142	Metallic Resources, Inc.
Tin	CID002773	Metallo Belgium N.V.
Tin	CID002774	Metallo Spain S.L.U.
Tin	CID001173	Mineracao Taboca S.A.
Tin	CID001182	Minsur
Tin	CID001191	Mitsubishi Materials Corporation
Tin	CID002858	Modeltech Sdn Bhd
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	CID002517	O.M. Manufacturing Philippines, Inc.
Tin	CID001337	Operaciones Metalurgical S.A.
Tin	CID000309	PT Aries Kencana Sejahtera
Tin	CID001399	PT Artha Cipta Langgeng
Tin	CID002503	PT ATD Makmur Mandiri Jaya
Tin	CID001402	PT Babel Inti Perkasa
Tin	CID002776	PT Bangka Prima Tin
Tin	CID003205	PT Bangka Serumpun
Tin	CID001419	PT Bangka Tin Industry
Tin	CID001421	PT Belitung Industri Sejahtera
Tin	CID001428	PT Bukit Timah
Tin	CID001434	PT DS Jaya Abadi
Tin	CID001438	PT Eunindo Usaha Mandiri
Tin	CID002530	PT Inti Stania Prima
Tin	CID001448	PT Karimun Mining
Tin	CID002829	PT Kijang Jaya Mandiri
Tin	CID002870	PT Lautan Harmonis Sejahtera
Tin	CID002835	PT Menara Cipta Mulia
Tin	CID001453	PT Mitra Stania Prima
Tin	CID001457	PT Panca Mega Persada
Tin	CID000313	PT Premium Tin Indonesia
Tin	CID001458	PT Prima Timah Utama
Tin	CID001460	PT Refined Bangka Tin
Tin	CID001463	PT Sariwiguna Binasentosa
Tin	CID001468	PT Stanindo Inti Perkasa
Tin	CID002816	PT Sukses Inti Makmur
Tin	CID001471	PT Sumber Jaya Indah
Tin	CID001477	PT Timah (Persero) Tbk Kundur
Tin	CID001482	PT Timah (Persero) Tbk Mentok
Tin	CID001490	PT Tinindo Inter Nusa
Tin	CID001493	PT Tommy Utama
Tin	CID002706	Resind Industria e Comercio Ltda.
Tin	CID001539	Rui Da Hung
Tin	CID001758	Soft Metais Ltda.
Tin	CID001898	Thaisarco
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	CID002180	Yunnan Tin Company Limited
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.

Tungsten	CID002833	ACL Metais Eireli
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	CID000568	Global Tungsten & Powders Corp.
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG
Tungsten	CID002541	H.C. Starck Tungsten GmbH
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	CID002649	Hydrometallurg, JSC
Tungsten	CID000825	Japan New Metals Co., Ltd.
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	CID000966	Kennametal Fallon
Tungsten	CID000105	Kennametal Huntsville
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	CID002845	Moliren Ltd.
Tungsten	CID002589	Niagara Refining LLC
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	CID002724	Unecha Refractory metals plant
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	CID002044	Wolfram Bergbau und Hutten AG
Tungsten	CID002843	Woltech Korea Co., Ltd.
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Table 2: Processing facilities reported in our supply chain in relation to calendar year 2018 which were no longer qualified as RMAP conformant as of December 31, 2018 and from which we have discontinued the sourcing of materials as of such date

Metal	RMAP Smelter Identification Number	Smelter Name	Month of communication date from RMI (all in 2018)
Gold	CID001573	Schone Edelmetaal B.V.	April
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	May